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                                                            EXHIBIT 24.2




                               MONSANTO COMPANY
                                 CERTIFICATE
                                 -----------


I, Sonya M. Davis, Assistant Secretary of Monsanto Company, hereby certify that the following is a full, true and correct copy of a resolution adopted by the Board of Directors of Monsanto Company on February 28, 1997, at which meeting a quorum was present and acting throughout:

      RESOLVED, that each officer and director who may be required to sign and execute Form 10-K or any document in connection therewith
(whether for and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing R. William Ide, III and Sonya M. Davis or either of them acting alone, his true and lawful attorney or attorneys to sign in his name, place and stead in any such capacity such Form 10-K and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission or any other governmental body, each of said attorneys to have power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors, every act whatsoever which such attorneys, or any one of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

IN WITNESS WHEREOF, I have hereunto set my hand in my official capacity and affixed the corporate seal of Monsanto Company this 12th day of March, 1997.

                                                /s/ Sonya M. Davis
                                          ---------------------------------
                                                Sonya M. Davis
                                                Assistant Secretary


SEAL